                                                                    Exhibit 12.1
Earnings to Fixed Charges:
--------------------------



                                                    Year Ended December 31, 1998                 Year Ended December 31, 1999
                                             ------------------------------------------   -----------------------------------------
                                             Dynamic Details  DDi Capital    DDi Corp.    Dynamic Details  DDi Capital   DDi Corp.
                                             --------------- -------------  -----------   --------------- -------------  -----------
Earnings:
Income before provision for income taxes           (43,060)        (50,918)     (53,264)       (10,363)        (19,331)     (24,848)
Plus: fixed charges                                 27,978          35,815       37,911         33,472          42,440       47,707
                                             -------------   -------------  -----------     ----------   -------------  -----------
                                                   (15,082)        (15,103)     (15,353)        23,109          23,109       22,859
                                             -------------   -------------  -----------     ----------   -------------  -----------

Fixed Charges:
Interest expense (income), net                      27,483          35,320       37,416         32,482          41,450       46,717
One-third of rent expense (a)                          495             495          495            990             990          990
                                             -------------   -------------  -----------     ----------   -------------  -----------
                                                    27,978          35,815       37,911         33,472          42,440       47,707
                                             -------------   -------------  -----------     ----------   -------------  -----------


Earnings to fixed charges ratio                       (0.5)           (0.4)        (0.4)           0.7             0.5          0.5
                                             =============   =============  ===========     ==========   =============  ===========

Earnings deficiency, if applicable                 (43,060)        (50,918)     (53,264)       (10,363)        (19,331)     (24,848)
                                             =============   =============  ===========     ==========   =============  ===========



                                                    Year Ended December 31, 2000
                                             ------------------------------------------
                                             Dynamic Details  DDi Capital    DDi Corp.
                                             --------------- -------------  -----------
Earnings:
Income before provision for income taxes            58,124          48,814       51,571
Plus: fixed charges                                 28,182          37,492       43,139
                                             -------------   -------------  -----------
                                                    86,306          86,306       94,710
                                             -------------   -------------  -----------

Fixed Charges:
Interest expense (income), net                      26,961          36,271       41,225
One-third of rent expense (a)                        1,221           1,221        1,914
                                             -------------   -------------  -----------
                                                    28,182          37,492       43,139
                                             -------------   -------------  -----------


Earnings to fixed charges ratio                        3.1             2.3          2.2
                                             =============   =============  ===========


Earnings deficiency, if applicable                     n/a             n/a          n/a
                                             =============   =============  ===========

(a) Based on the amount reported as rent expense under operating leases in the Company's historical financial statements.